      As filed with the Securities and Exchange Commission on May 30, 2000
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               _________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               _________________

                         SUSQUEHANNA BANCSHARES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

      Pennsylvania                                                    23-2201716
      (State or Other Jurisdiction of                           (I.R.S. Employer
      Incorporation or Organization)                         Identification No.)

                             26 North Cedar Street
                          Lititz, Pennsylvania 17543
                                (717) 626-4721
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                               _________________
                              ROBERT S. BOLINGER
               Chairman of the Board and Chief Executive Officer
                         Susquehanna Bancshares, Inc.
                             26 North Cedar Street
                          Lititz, Pennsylvania 17543
                                (717) 626-4721
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               _________________

                       Copies of all communications to:

                              JOHN F. BALES, III
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                          Philadelphia, PA 19103-2921
                                (215) 963-5000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                               _________________
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]______

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                  Proposed             Proposed Maximum
Title of shares           Amount to be       Offering Price Per       Aggregate Offering           Amount of
to be registered           Registered             Share (1)                Price (1)           Registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$2.00 per share           2,360,000 Shares          $13.25                $31,270,000                $8,256
===================================================================================================================

(1) Based upon the average of the high and low sale prices reported on the Nasdaq National Market on May 24, 2000 and estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

                               _________________
       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. The + +selling shareholders may not sell these securities until the registration + +statement filed with the Securities and Exchange Commission is effective. This+ +prospectus is not an offer to sell these securities and it is not soliciting + +an offer to buy these securities in any state where the offer and sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                   SUBJECT TO COMPLETION, dated May 30, 2000

Prospectus

                         Susquehanna Bancshares, Inc.

                       2,360,000 Shares of Common Stock

     Certain existing shareholders of Susquehanna Bancshares, Inc. may offer to sell from time to time up to 2,360,000 shares of our common stock pursuant to this prospectus.

     The selling shareholders may sell their shares in any manner described in the "Plan of Distribution" section of this prospectus beginning on page 7.

     Our common stock is traded under the symbol "SUSQ" on the Nasdaq National Market. On May 24, 2000, the closing price for our common stock was $13.375.

     We are registering these shares as required under the terms of an agreement between the selling shareholders and us to make the shares of our common stock covered by this prospectus freely tradable. Registration of these shares does not necessarily mean that any of the shares will be offered or sold by the selling shareholders. We will receive no proceeds of any sale of these shares, but will incur expenses in connection with the offering.

                                _______________

Neither the Securities Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                _______________

 These securities are not deposit accounts of any bank and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

                 The date of this Prospectus is _______, 2000.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUSQUEHANNA.................................................................   3

USE OF PROCEEDS.............................................................   4

REGISTRATION RIGHTS.........................................................   5

SELLING SHAREHOLDERS........................................................   6

PLAN OF DISTRIBUTION........................................................   7

LEGAL MATTERS...............................................................   7

EXPERTS.....................................................................   7

WHERE YOU CAN FIND MORE INFORMATION.........................................   8


                             _____________________

     You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of the prospectus. The selling shareholders are not making an offer of the common stock in any state where the offer is not permitted.

                                  SUSQUEHANNA

     Susquehanna Bancshares, Inc. is a multi-state financial holding company headquartered in Lititz, Pennsylvania. As of December 31, 1999, Susquehanna operated as a super-community bank holding company with nine commercial banks, one federal savings bank and two non-bank subsidiaries. As of December 31, 1999, Susquehanna had consolidated assets of $4.3 billion, loans receivable of $3.0 billion, deposits of $3.2 billion and shareholders' equity of $404 million.

     Susquehanna was incorporated in Pennsylvania in 1982. Its executive offices are located at 26 North Cedar Street, Lititz, Pennsylvania 17543, and its telephone number is (717) 626-4721.

     Susquehanna, through its subsidiaries, provides a wide range of retail and commercial banking and financial services. Its retail banking business strategy is to expand its deposit and other product market share through a high level of customer service, new product offerings, application of new technologies and delivery systems, and selective acquisitions. Susquehanna operates an extensive branch network and has a strong market presence in its primary markets in Pennsylvania, Maryland and New Jersey. As a result of the development of broad banking relations with its customers, core deposits fund Susquehanna's lending and investing activities almost entirely.

     Susquehanna's retail banking services include checking and savings accounts, money market accounts, certificates of deposit, individual retirement accounts, Christmas clubs, mutual funds and annuities, home equity lines of credit, residential mortgage loans, home improvement loans, student loans, automobile loans and personal loans.

     The acquisition of certain Maryland thrifts in 1995 and 1996 substantially enhanced Susquehanna's mortgage origination and mortgage banking capabilities. The consolidation in 1996 of several mortgage operations into Susquehanna Mortgage Company (formerly known as "Atlantic First Mortgage Company"), a mortgage subsidiary of Susquehanna Bank, further enhanced the expansion of Susquehanna's mortgage banking operations in its Maryland and Pennsylvania markets.

     Susquehanna's consolidated commercial lending operations include commercial, financial and agricultural lending (11% of the total loan portfolio at December 31, 1999), real estate construction lending (9%), and commercial mortgage lending (20%). Loans originated by each subsidiary are subject to central review and uniform Susquehanna credit standards. Nearly all of Susquehanna's loans are concentrated in the markets served by its subsidiary commercial and savings banks.

     Certain of Susquehanna's subsidiary depository institutions, namely Farmers First Bank, through its subsidiary, Susquehanna Trust & Investment Company, Citizens National Bank of Southern Pennsylvania, First National Trust Bank, Williamsport National Bank and Farmers & Merchants Bank and Trust also render services as trustee, executor, administrator, guardian, managing agent, custodian and investment advisor and perform other fiduciary activities authorized by law.

     Through its subsidiary, Susque-Bancshares Life Insurance Co., Susquehanna offers certain credit related insurance products. Susquehanna also offers certain leasing services through its subsidiary Susque-Bancshares Leasing Co., Inc., and its wholly owned subsidiary, Susquebanc Lease Co. Susquehanna expanded its leasing service capabilities through its acquisition in February of 2000 of Hann Financial Services Corporation, which provides comprehensive consumer automobile financing services.

     In 1999, Susquehanna also acquired a less than 5% equity interest in Aexpert, Inc., and entered into an arrangement with its wholly-owned subsidiary, Aexpert Advisory, Inc., Aexpert Advisory, Inc. is a registered investment advisor and offers fee-based management account services combining its proprietary computer-based market-timing forecasting tool with certain mutual funds. Susquehanna and certain of its subsidiaries share the fees received by Aexpert Advisory, Inc. in connection with the accounts specifically referred to it by them.

Susquehanna's subsidiaries also have similar referral fee arrangements with other non-affiliated investment advisors/broker-dealers. Through Susquehanna's acquisition of Valley Forge Asset Management Corp. in March of 2000, which represented Susquehanna's first acquisition of an investment advisory services corporation, Susquehanna and its subsidiaries expect to be able to offer a broader range of investment advisory, asset management and brokerage services to its customers.


                                USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling shareholders of the shares being offered by this prospectus, but we have agreed to pay certain expenses relating to registration of the shares under federal and state securities laws.

                              REGISTRATION RIGHTS

     The registration of the shares being sold in this offering will fulfill our obligations under the terms of a registration rights agreement with the former shareholders of Boston Service Company, Inc. (t/a Hann Financial Service Corporation), which we entered into in connection with the acquisition of Boston Service Company.

     Pursuant to the registration rights agreement with the former shareholders of Boston Service Company, we agreed to pay all expenses of registering the shares, including the legal fees of one legal counsel for the selling shareholders as a group. However, we are not obligated to pay any other legal expenses, underwriting fees, discounts or commissions, or any other expenses of the selling shareholders. We also agreed to indemnify each selling shareholder from and against losses, claims, damages, liabilities and expenses arising under the securities laws in connection with the registration statement or this prospectus, subject to certain limitations. In addition, each selling shareholder has severally agreed to indemnify Susquehanna and its directors, officers who sign the registration statement and any person who controls Susquehanna against all losses, claims, damages, liabilities and expenses arising under the securities laws insofar as such losses, claims, damages, liabilities or expenses relate to information furnished to Susquehanna by such selling shareholder for use in the registration statement or this prospectus or any amendment or supplement thereto.

                             SELLING SHAREHOLDERS

     All of our common stock offered hereby was issued to the shareholders of Boston Service Company, Inc. (t/a Hann Financial Service Corporation) in accordance with a Share Exchange Agreement dated as of November 17, 1999, between Susquehanna, Boston Service Company and the shareholders of Boston Service Company. The common stock offered by this prospectus was issued in exchange for all of the outstanding capital stock of Boston Service Company in accordance with the terms of the Share Exchange Agreement in a transaction exempt from the registration requirements of the Securities Act. The offer and sale of the common stock offered by this prospectus is being registered pursuant to registration rights granted to the selling shareholders in connection with our acquisition of Boston Service Company.

     The following table sets forth the names of the selling shareholders, the number of shares beneficially owned as of May 24, 2000 and the maximum number of shares of our common stock that may be offered from time to time under this prospectus by each of them or their respective donees or pledgees. Because the selling shareholders may sell or otherwise transfer less than all of their shares of our common stock pursuant to this prospectus, we cannot estimate the number of shares of our common stock that will be held by each selling shareholder after this offering.

                                      Shares of Common
                                     Stock Beneficially   Shares of Common
                                         Owned as of        Stock Offered
        Name                          May 24, 2000 (1)         Hereby
        ----                          ----------------         ------
        Michael J. Wimmer (2)....         1,829,071            826,000
        Terry Wimmer (3).........         1,829,071            826,000
        Sydell Lourie............           590,000            590,000
        Michael J. Wimmer,
        Custodian f/b/o Brad
        Wimmer under the Uniform
        Gift to Minors Act (4)...         1,829,071            118,000

(1) Unless otherwise indicated, shares shown as beneficially owned are held individually by the person indicated or jointly with spouse or children living in the same household, individually by the spouse or children living in the same household, or as trustee, custodian or guardian for minor children living in the same household.
(2) Mr. Wimmer has sole beneficial ownership with respect to 826,000 shares, and shares beneficial ownership with his wife with respect to 8,116 shares. He also holds 118,000 shares as custodian for a child. Mr. Wimmer's wife has sole beneficial ownership of 826,000 shares. In addition, 50,955 shares are held by Hann & Co., of which Mr. Wimmer is a principal.
(3) Mrs. Wimmer has sole beneficial ownership with respect to 826,000 shares, and shares beneficial ownership with her husband with respect to 8,116 shares. Mrs. Wimmer's husband has sole beneficial ownership of 826,000 shares. Mrs. Wimmer's husband also holds 118,000 shares as custodian for a child. In addition, 50,955 shares are held by Hann & Co., of which Mrs. Wimmer's husband is a principal.
(4) Mr. Wimmer, as the custodian f/b/o Brad Wimmer under the Uniform Gift to Minors Act, has sole beneficial ownership with respect to 118,000 shares. Mr. Wimmer, individually, has sole beneficial ownership with respect to 826,000 shares, and shares beneficial ownership with his wife with respect to 8,116 shares. Mr. Wimmer's wife has sole beneficial ownership of 826,000 shares. In addition, 50,955 shares are held by Hann & Co., of which Mr. Wimmer is a principal.

__________________________

     Michael J. Wimmer, a selling shareholder, was elected as a director of Susquehanna at Susquehanna's Annual Meeting of its shareholders on May 26, 2000, and is an employee of Boston Service Company pursuant to an employment agreement with Boston Service Company dated February 1, 2000.

                              PLAN OF DISTRIBUTION

     The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of Susquehanna in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in transactions on the Nasdaq National Market or otherwise at prices related to the then current market price or at negotiated prices. The selling shareholders may also make private sales either directly or through a broker or brokers. The selling shareholders may sell their shares of common stock by one or more of the following methods:

       . purchases by a broker-dealer as principal and resale by such broker or dealer for its account;

       . ordinary brokerage transactions and transactions in which a broker solicits purchasers;

       . block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

       . through one or more underwritten offerings on a firm commitment or best efforts basis; and

       .  in privately negotiated transactions.

     In connection with the sale of the common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the common stock and deliver these securities to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

     In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in resales. Broker-dealers will receive commissions or discounts from the selling shareholders in amounts to be negotiated immediately prior to the sale.

     In offering the shares of common stock covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

     The selling shareholders may also sell their shares in accordance with Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

     Susquehanna has agreed to pay all expenses incident to the offering and sale of the Common Shares, other than commissions, discounts and fees of underwriters, broker-dealers or agents. Susquehanna has agreed to indemnify the selling shareholders against certain losses and expenses, including losses and expenses pertaining to liabilities arising under the Securities Act.

                                 LEGAL MATTERS

     The legality of the common stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1999 and 1998 and the consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of

PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     A registration statement on Form S-3 with respect to the shares offered hereby (together with any amendments, exhibits and schedules thereto) has been filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in such registration statement on Form S-3, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information with respect to Susquehanna and the shares offered hereby, reference is made to the registration statement on Form S-3. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference in hereby made to the copy of such contract of document filed as an exhibit to the registration statement on Form S-3. The registration statement may be inspected without charge at the Securities and Exchange Commission's principal office in Washington D.C., and copies of all of any part thereof may be obtained from the Public Reference section, Securities and Exchange Commission, Washington D.C., 20549, upon payment of prescribed fees.

     We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, Suite 1300, New York, NY 10048.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

     The documents that we are incorporating by reference are:

       . Our Annual Report on Form 10-K for the year ended December 31, 1999; . Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2000;
       . Our Current Reports on Forms 8-K dated February 8, 2000 and March 8, 2000; and
       . Our definitive Proxy Statement dated April 24, 2000, filed in connection with our 2000 Annual Meeting of Shareholders.

     Any documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

     If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to Secretary, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, (717) 626-4721.

     You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth the estimated expenses of the distribution of the shares of common stock being registered hereunder:

               SEC Registration fee..................................   $ 8,256
               Legal fees and expenses...............................     5,000
               Accounting fees and expenses..........................     3,000
               Miscellaneous.........................................     1,000
                                                                        -------
                    Total............................................   $17,256
                                                                        =======

Item 15.  Indemnification of Directors and Officers.

          Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under
Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article XIV of Susquehanna's Bylaws provides indemnification of directors, officer and other agents of Susquehanna and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL.

          Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, Susquehanna has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

          Article XIV conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in
Section 1744 of the BCL, by Susquehanna's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

          As authorized by Section 1747 of the BCL and Article XIV, Susquehanna maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Susquehanna for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Susquehanna.

Item 16.  Exhibits and Financial Statement Schedules.

         (a)   Exhibits:

Exhibit        Description
Number         -----------
------
5.1            Opinion of Morgan, Lewis & Bockius LLP regarding legality of shares of common stock being registered *
23.1           Consent of Pricewaterhouse Coopers LLP *
23.2           Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 hereto)
24.1           Power of Attorney (included on signature page to this
               Registration Statement)

__________________________
* filed herewith

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) herein do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lititz, Pennsylvania, on May 26, 2000.

                                       SUSQUEHANNA BANCSHARES, INC.


                                       By /s/ Robert S. Bolinger
                                          -------------------------
                                          Robert S. Bolinger
                                          Chairman of the Board and Chief
                                          Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Each person in so signing also makes, constitutes and appoints Robert
S. Bolinger, Chief Executive Officer of Susquehanna and Drew K. Hostetter, Chief Financial Officer of Susquehanna, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, and including any Registration Statement for the same offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature                                Title                                          Date
---------                                -----                                          ----
/s/ Robert S. Bolinger                   Chairman of the Board (principal executive     May 26, 2000
---------------------------
Robert S. Bolinger                       officer), Chief Executive Officer and
                                         Director

/s/ Drew K. Hostetter                    Senior Vice President, Treasurer and Chief     May 26, 2000
---------------------------
Drew K. Hostetter                        Financial Officer (principal financial and
                                         accounting officer)

/s/ William J. Reuter                    President and Director                         May 26, 2000
---------------------------
William J. Reuter

/s/ Richard M. Cloney                    Vice President and Director                    May 26, 2000
---------------------------
Richard M. Cloney

/s/ James G. Apple                       Director                                       May 26, 2000
---------------------------
James G. Apple

/s/ Trudy B.Cunningham                   Director                                       May 26, 2000
---------------------------
Trudy B. Cunningham

/s/ John M. Denlinger                    Director                                       May 26, 2000
---------------------------
John M. Denlinger

/s/ Owen O. Freeman, Jr.                 Director                                       May 26, 2000
---------------------------

Signature                                Title                                          Date
---------                                -----                                          ----
Owen O. Freeman, Jr.

/s/ Henry H. Gibbel                      Director                                       May 26, 2000
-------------------------------
Henry H. Gibbel


-------------------------------          Director                                       May __, 2000
Marley R. Gross

/s/ T. Max Hall                          Director                                       May 26, 2000
-------------------------------
T. Max Hall

/s/ Michael J. Wimmer                    Director                                       May 26, 2000
-------------------------------
Michael J. Wimmer

/s/ C. William Hetzer, Jr.               Director                                       May 26, 2000
-------------------------------
C. William Hetzer, Jr.

/s/ Guy W. Miller, Jr.                   Director                                       May 26, 2000
-------------------------------
Guy W. Miller, Jr.

/s/ George J. Morgan                     Director                                       May 26, 2000
-------------------------------
George J. Morgan

/s/ Clyde R. Morris                      Director                                       May 26, 2000
-------------------------------
Clyde R. Morris

/s/ Roger V. Wiest                       Director                                       May 26, 2000
-------------------------------
Roger V. Wiest

                           [End of Signature Pages]

                                 EXHIBIT INDEX

Exhibit
Number    Description                                                                                       Page
------    -----------                                                                                       ----
5.1       Opinion of Morgan, Lewis & Bockius LLP regarding legality of shares of common stock being registered *
23.1      Consent of Pricewaterhouse Coopers LLP *
23.2      Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 hereto)

24.1      Power of Attorney (included on signature page to this Registration
          Statement)

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* filed herewith